                                                                     EXHIBIT 3.1

                                     FORM OF
                                WARRANT AGREEMENT

         WARRANT AGREEMENT, by and between BRANDPARTNERS GROUP, INC., a Delaware corporation, with offices at 777 Third Avenue, New York, New York 10017 (the "Company") and the warrantholders listed on Schedule A hereto (each, a "Warrantholder").


                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company has offered for sale through Broadband Capital Management LLC (the "Placement Agent"), as exclusive agent for the Company, units (each, a "Unit," collectively, the "Units") consisting of (i) between 58,394 and 94,118 shares of the Company's common stock, par value $.01 per share, at a minimum price of $1.00 per share and a maximum price of $1.65 per share ("Common Stock"), (ii) warrants, at a price of $.05 per warrant, to purchase between 58,394 and 94,118 shares of Common Stock, exercisable at a price of $2.00 per share until November 30, 2006 (the "$2 Warrants"), and (iii) warrants, at a price of $.025 per warrant, to purchase between 29,197 and 47,059 shares of Common Stock, exercisable at a price of $3.00 per share until November 30, 2006 (the "$3 Warrants," together with the $2 Warrants, the "Warrants"), at an offering price of $100,000 per Unit (the "Offering"), as further described in the BrandPartners Group, Inc. Confidential Private Placement Memorandum dated October 23, 2001 (the "Private Placement Memorandum");

         WHEREAS, each individual or entity listed on Schedule A hereto (each, a "Warrantholder") has purchased a Unit or Units in connection with the Offering;

         WHEREAS, the Company and each Warrantholder have entered into a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the Common Stock, the $2 Warrants and the $3 Warrants and the shares of common stock to be issued upon exercise of the $2 Warrants (the $2 Warrant Shares) and the $3 Warrants (the "$3 Warrant Shares," together with the $2 Warrant Shares, the "Warrant Shares").

         NOW THEREFORE, in consideration of the premises, the payment by the Warrantholders to the Company of $.05 per $2 Warrant and $.025 per $3 Warrant, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  GRANT.

         Each Warrantholder is hereby granted the right to purchase, at any time from the date of the closing of the sale of such Warrantholder's Units (the "Closing") until 5:00 p.m. New York City time on November 30, 2006 (the "Exercise Term") the number of $2 Warrant Shares and the number of $3 Warrant Shares indicated in the warrant certificates ("Warrant Certificates") delivered to such Warrantholder upon the Closing. The initial exercise price of the $2 Warrant Shares shall be $2.00 and the initial exercise price of the $3 Warrant Shares shall be $3.00, in each case subject to adjustment in accordance with
Section 5 below (the "Exercise Price") .

     2.  WARRANT CERTIFICATES.

         The Warrant Certificates to be delivered pursuant to this Warrant Agreement shall be substantially in the form set forth in Exhibit A hereto and made a part hereof by this reference with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Warrant Agreement.

     3.  MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

         3.1 EXERCISE NOTICE. The Warrants may be exercised by the Warrantholder by the surrender of the Warrant Certificate, together with (i) a completed exercise notice in the form attached hereto as Exhibit B ("Exercise Notice"), to the Company on or before 5:00 p.m. New York City time on any business day prior to expiration of the Exercise Term, and (ii) payment to the Company in cash, by certified check or official bank check or by wire transfer of immediately available funds for the account of the Company, of the Exercise Price for each of the Warrant Shares specified in the Exercise Notice. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder, as the record owner of such shares, as of the close of business on the date on which the Warrant Certificate shall have been so surrendered, the completed Exercise Notice shall have been delivered and payment shall have been made for such Warrant Shares as set forth above. The purchase rights represented by each warrant Certificate are exercisable at the option of the Warrantholder thereof in whole or in part (but in no event, for Warrants with an aggregate Exercise Price of less than $5,000 or such lesser amount representing the aggregate Exercise Price of the balance of the Warrants hold by such Warrantholder). In case of the purchase of less than all of the Warrant Shares purchasable under any Warrant Certificate, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

         3.2 DELIVERY OF CERTIFICATES. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares of Common Stock specified in the Exercise Notice, shall be delivered to the Warrantholder within a reasonable time, not exceeding seven business days, after delivery of the Exercise Price. It is expressly understood that, notwithstanding anything contained in this Agreement to the contrary, the time for delivery of the certificates of Common Stock may be postponed by the Company for such period as may be required by the Company to comply with any listing requirements of any national securities exchange or to comply with any applicable State or Federal law. The certificates so delivered shall be in such denominations as may be reasonably requested by the Warrantholder and shall be registered in the name of the Warrantholder.

         4. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:


         4.1 SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

         4.2. RESERVATION OF SHARES. During the Exercise Term, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

     5. ADJUSTMENT PROVISIONS. During the Exercise Term, the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 5.

         5.1 EXERCISE PRICE ADJUSTMENTS. The Exercise Price shall be subject to adjustment from time to time due to:


              5.1.1 STOCK SPLITS, STOCK DIVIDENDS. If, at any time when any Warrants are issued and outstanding, (i) the number of outstanding shares of Common Stock, as a class, is increased by a stock split, stock dividend, reclassification or other similar event, the Exercise Price shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; or (ii) the number of outstanding shares of Common Stock, as a class, is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

              5.1.2. ISSUANCES AT BELOW EXERCISE PRICE. If, during the two year period immediately following the closing of the sale of the Units to the Warrantholder, the Company issues, other than pursuant to stock grants or stock options issued to employees or consultants or in connection with merger or acquisition activities, any shares of Common Stock, preferred stock, options, warrants or convertible securities at a purchase price, conversion price or exercise price per share that is (including any adjustments thereof) less than the market price (as defined below), then the Exercise Price shall be automatically reduced (until another such issuance or sale) to the price (calculated to the nearest full cent) equal to the quotient derived by dividing
(A) an amount equal to the sum of (X) the product of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (b) the market price plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event during the six-month period following the final closing of the Offering (the "Final Closing") shall the exercise price of the Warrants be reduced below the highest Market Price at any Closing or increased above $2.00 for the $2 Warrants or $3.00 for the $3 Warrants; and provided, further, if any adjustments to the Exercise Price would have been made but for the preceding proviso, such adjustments shall be made to the Exercise Price on the first trading day subsequent to six months following the Final Closing. For purposes hereof, "market price," as of any date, means (i) the average of the closing prices for the shares of Common Stock as reported on the Nasdaq SmallCap Market by Bloomberg Financial Markets ("Bloomberg") for the five consecutive trading days immediately preceding such date, or (ii) if the Nasdaq SmallCap Market is not the principal trading market for the shares of Common Stock, the average of the closing prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sale price for such period, the last price reported by Bloomberg for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the market price shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Placement Agent (as defined in the Memorandum), with the costs of the appraisal to be borne by the Company.

              For purposes of any computation to be made in accordance with this
Section 5.1.2, the following provisions shall be applicable:

              (i) In case of the issuance or sale of shares of Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration shall be deemed to be the amount of cash received by the Company for such shares;

              (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company;

              (iii) No adjustments shall be made to the Exercise Price then in effect upon the exercise of the Warrants or the conversion or exchange of convertible or exchangeable securities.

              5.1.3. DELAY IN REGISTRATION. If registration of the Common Stock and the Warrant Shares pursuant to the registration statement required to be filed pursuant to the Registration Rights Agreement is not effective within 180 days of the Final Closing (as defined in the Memorandum) other than as a result of events beyond the reasonable control of the Company, the Exercise Price shall be decreased by $0.25 per share for the first full month that such effective date is delayed and then by $0.10 per share for each full month thereafter until the registration statement is declared effective; provided, however, in no event shall the Exercise Price be decreased pursuant to this Subsection 5.1.3 below the highest Market Price at any Closing.

         5.2 ADJUSTMENT DUE TO MERGERS, CONSOLIDATION, ETC. If, at any time when any Warrants are issued and outstanding, there shall be (each of the following being referred to as a "Merger Event") (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of those events described in Section 5.1.1 above), (ii) any consolidation or merger of the

Company with any other corporation (other than a merger in which the Company is the surviving or continuing entity and the owners of the Company's voting capital stock immediately prior to such merger continue to hold at least 50% of the voting securities of the Company after the merger), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the Warrantholder shall thereafter have the right to receive upon exercise of its Warrants, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, such shares of stock, securities and other property as would have been issuable or payable in connection with the Merger Event with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable and receivable upon the exercise of the Warrants held by such Warrantholder had such Merger Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrantholder to the effect that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and the corresponding number of shares of Common Stock issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise thereof.

         5.3 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Warrantholder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Warrantholder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

     6.  INVESTMENT REPRESENTATIONS.

         6.1 PURCHASE FOR INVESTMENT. The Warrantholder represents and warrants that it is acquiring the Warrants, and upon exercise will hold the Warrant Shares, solely for its own account for investment and not with a view to or for sale or distribution of said Warrants or Warrant Shares or any part thereof. The Warrantholder also represents that the entire legal and beneficial interests of the Warrants and the Warrant Shares the Warrantholder is acquiring are being acquired for, and will be held for, its own account only.

         6.2 SECURITIES NOT REGISTERED. The Warrantholder acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933 (the "Act") as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrants, or any Warrant Shares issued upon its exercise, in the absence of (i) an effective registration statement under the Act as to the Warrants or such Warrant Shares and registration or qualification of the Warrants or such Warrant Shares under any applicable Blue Sky or state securities law then in effect or
(ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

         6.3 SECURITIES TO BE HELD INDEFINITELY. The Warrantholder recognizes that the Warrants being acquired and the Warrant Shares which may be acquired upon exercise of the Warrants by it must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

         6.4 Restrictive Legend. The Warrant Shares issued upon exercise of the Warrants shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS WITH AN OPINION FROM COUNSEL THAT REGISTRATION IS NOT REQUIRED.



     7. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Warrantholder or holder of such Warrant Shares for any issuance tax or other costs in respect thereof (other than income or similar taxes imposed upon the Warrantholder), provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Warrantholder.

     8. NO RIGHTS AS STOCKHOLDER. The Warrantholder is not entitled, by virtue of being a holder of the Warrants, to receive dividends, to vote, to receive notice of stockholders' meetings or to exercise any other rights whatsoever as a stockholder of the Company.

     9.  RESTRICTION ON TRANSFER; CANCELLATION; WARRANT REGISTER.

         9.1 RESTRICTION ON TRANSFER. The Warrantholder covenants and agrees that the Warrants are being acquired for investment and not with a view to the distribution thereof, and that, prior to registration of the Warrants pursuant to an effective registration statement under the Act, the Warrants may not be transferred. The Warrant Shares will be printed with a legend to such effect.

         9.2 CANCELLATION. Upon the surrender of the Warrant Certificates in connection with any transfer or exchange permitted by this Agreement, the Warrant Certificate shall be promptly canceled by the Company.

         9.3 WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrants or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for the Warrants ("Warrant Register"), in which the Company shall record the name and address of the person in whose name the Warrants have been issued, as well as the name and address of each transferee and each prior owner of the Warrants. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Warrantholder as the owner and holder of the Warrants for all purposes.

     10. CALL AND REDEMPTION.


         10.1 CALL AND REDEMPTION RIGHTS. At any time and from time to time after one year from the Final Closing (as defined in the Memorandum), the Company may call and redeem the $2 Warrants at the price of $0.05 per Warrant, and at any time and from time to time after two years from the Final Closing, the Company may call and redeem the $3 Warrants at the price of $0.025 per Warrant, in each case, upon notice referred to in Section 10.2 below, provided that (i) the Warrant Shares have been registered for resale pursuant to the Registration Statement as defined in the Registration Rights Agreements, or pursuant to any other registration statement; (ii) the Registration Statement is current and effective at the time the aforementioned notice is sent and through the redemption period; (iii) Common Stock of the Company is trading on a national securities exchange, the Nasdaq SmallCap Market or the Nasdaq National Market; and, (iv) in the case of a call of the $2 Warrants, the closing sales price of the Common Stock has been at least 150% of the then Exercise Price of the $2 Warrants for a period of 10 consecutive trading days during the period of 20 trading days preceding the date of the Redemption Notice, and, in the case of a call of the $3 Warrants, the closing sales price of the Common Stock has been at least 200% of the then Exercise Price of the $3 Warrants for a period of 10 consecutive trading days during the period of 20 trading days preceding the date of the Redemption Notice.

         10.2 DATE FIXED FOR REDEMPTION; NOTICE OF REDEMPTION. In the event the Company shall elect to redeem the $2 Warrants or the $3 Warrants, the Company shall fix a date for the redemption (the "Redemption Date") and deliver to the Warrantholder a notice of redemption not less than 20 days prior to the date fixed for redemption (the "Redemption Notice").

         10.3. EXERCISE AFTER NOTICE OF REDEMPTION . The Warrants may be exercised in accordance with Section 3 of this Agreement at any time after the notice of redemption shall have been given by the Company pursuant to Section
10.2 above and until the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Warrantholder shall have no further rights under this Agreement or under the Warrant Certificate except to receive, upon surrender of the Warrant Certificate, the redemption price.

     11. MISCELLANEOUS.

         11.1 NOTICES. Any notices required or permitted to be given under the terms of this Warrant Agreement shall be in writing and shall be sufficiently given if delivered to a party at the address set forth below, by overnight courier service, by confirmed facsimile or, if mailed, postage prepaid certified mail (return receipt requested), and shall be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy. The addresses for such communications shall be:

         If to the Company:

         BrandPartners Group, Inc.
         777 Third Avenue
         30th Floor
         New York, New York  10017
         Attn:     Jeffrey Silverman
                   Chairman
         Telecopier no.: (212) 421-2933

         With a copy to:

         Modlin, Haftel & Nathan, LLP
         777 Third Avenue
         30th Floor
         New York, New York  10017
         Attn:  Charles M. Modlin, Esq.
         Telecopier No.: (212) 832-1642


or at such other address as the Company shall have provided to the Warrantholder in the manner set forth in this Section 11; and, if to the Warrantholder, at the address set forth below the Warrantholder's name on Schedule A hereto or such other address as the Warrantholder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11.

         11.2 GOVERNING LAW; JURISDICTION. This Warrant Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Warrantholder each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

         11.3 AMENDMENTS. This Warrant Agreement and any provision hereof, including this provision prohibiting oral modification, may only be amended by an instrument in writing signed by the Company and the Warrantholder.

         11.4 SECTION HEADINGS. Section headings herein have been inserted for reference only and shall not be deemed to otherwise affect, in any matter, or be deemed to interpret in whole or part, any of the terms or provisions of this Warrant Agreement.

         11.5 COUNTERPARTS. This Warrant Agreement may be signed in counterparts, each of which shall be deemed an original and both of which, taken together, shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year written above.


COMPANY

BRANDPARTNERS GROUP, INC.


By:___________________________
     Authorized Officer


Warrantholder(s)

If the Warrantholder is an INDIVIDUAL, or if the Warrants are held by JOINT TENANTS, as TENANTS IN COMMON or as COMMUNITY PROPERTY by more than one individual:

------------------------------       --------------------------------
Date                                 (Signature of Warrantholder)

                                     --------------------------------
                                     (Name Typed or Printed)

                                     --------------------------------
                                     (Signature of Co-Warrantholder, if any)

                                     --------------------------------
                                     (Name, Typed or Printed)

If Purchaser is an ENTITY:           --------------------------------
                                     (Name of Entity, Typed or Printed)

                                     --------------------------------
                                     (Signature of Warrantholder's Authorized
                                      Signatory)

                                     --------------------------------
                                     (Name of Warrantholder's Authorized
                                      Signatory, Typed or Printed)

                                   Schedule A

Name and Address
OF WARRANTHOLDER              NUMBER OF $2 WARRANTS        NUMBER OF $3 WARRANTS
-------------------           ---------------------        ---------------------

                                    EXHIBIT A

                               WARRANT CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS WITH AN OPINION FROM COUNSEL THAT REGISTRATION IS NOT REQUIRED.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, NOVEMBER 30, 2006



No._____                                                 ______[$2][$3]Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that ____________ is the registered holder of ____ [$2 Warrants] [$3 Warrants], to purchase initially, at any time from _________, 2001 until 5:00p.m. New York Time on November 30, 2006 ("Expiration Date") up to __________ fully-paid and non-assessable shares of Common Stock, $.01 par value per share ("Common Stock") of BRANDPARTNERS GROUP, INC., a Delaware corporation (the "Company"), at an initial exercise price of [$2.00] [$3.00] per share of Common Stock, subject to adjustment in certain events (the "Exercise Price"), upon surrender of the Warrant Certificate and payment of the Exercise Price at the offices of the Company, but subject to the conditions set forth here and in the Warrant Agreement dated as of October 23, 2001 by and between the Company and the Warrantholder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by wire transfer of immediately available funds.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.


         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Company and the holders (the words 'holders" or "holder" meaning the Registered Holders or Registered Holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Warrant may be transferred only in compliance with and pursuant to the terms of the Warrant Agreement.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings ascribed to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal this ____ day of ____, 2001.


                                             BRANDPARTNERS GROUP, INC.


                                             By:___________________________
                                                Jeffrey S. Silverman
                                                Chairman

                                    EXHIBIT B

Form to be used to exercise Warrant:



                                 EXERCISE NOTICE

BrandPartners Group, Inc.
777 Third Avenue
30th Floor
New York, New York  10017
Attn:  Chairman



Date:_________________

         The undersigned hereby irrevocably exercises __________ [$2] [$3] Warrants to purchase ________ shares of the Common Stock of BrandPartners Group, Inc. (the "Company") pursuant to the terms of the Warrant Agreement between the Company and the undersigned and the attached Warrant Certificate and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         Please issue the Warrant Shares in accordance with the instructions given below.

         Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:


                                  ------------------------------
                                  Signature

                                  ------------------------------
                                  Print Name

            NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

           INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name:__________________________
    (Print in Block Letters)

Address:_________________________


Social Security #:__________________